Exhibit 10.3
FINGERHUT DIRECT MARKETING, INC.
2005 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN
     The 2005 Non-Employee Directors Stock Option Plan (the “Plan”) is established to attract, retain and compensate for service as members of the Board of Directors of Fingerhut Direct Marketing, Inc. (the “Company” or Fingerhut”) highly qualified individuals who are not current or former employees of the Company and to enable them to acquire ownership in the Company’s Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these Directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with stockholders in increasing the value of the Company.
1. Eligibility
     All members of the Company’s Board of Directors who are not current or former employees of the Company or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan as determined by the Board of Directors.
2. Administration
     This Plan shall be administered by the Board of Directors of Fingerhut. The Board may delegate to any committee, person or group, who may further so delegate, the Board’s powers and obligations hereunder as they relate to day-to-day administration of the exercise process. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board of Directors appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.
3. Options
     Only nonqualified stock options to purchase shares of Fingerhut Common Stock (an “Option”) may be granted under this Plan.
4. Shares Available
     (a) There are hereby reserved for issuance under this Plan six million (6,000,000) shares of Fingerhut Common Stock.
     (b) In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares, stock dividend, or stock split, the Board of Directors may, in its sole discretion, adjust the number of shares of Stock reserved hereunder, the number of shares of Stock covered by each outstanding stock option and restricted stock award, and the price per share thereof to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

5. Grant of Nonqualified Stock Options
     Grants shall be made to Non-Employee Directors pursuant to this Plan as determined by the Company’s Board of Directors.
6. Option Exercise Price, Vesting Schedule and Other Terms
     The exercise price, vesting schedule and any other terms of each option shall be established by the Board of Directors at the time of grant. Such terms may include, as deemed appropriate by the Board of Directors, additional restrictions on transfer or resale, rights of first refusal, and change of control provisions.
7. Option Period
     An option granted under this Plan shall expire at 11:59 p.m. on the day before the tenth anniversary of the date of grant (the “Option Period”).
8. Payment
     Participants may pay for shares upon exercise of stock options granted pursuant to this Plan with (i) cash, (ii) personal check, (iii) certified check, or (iv) such other form of payment as may authorized by the Board of Directors.
9. Cessation of Service/Termination of Options
     Options granted hereunder shall terminate and are no longer exercisable when the Non-Employee Director ceases to be a member of the Board, except as follows: (i) if a Non-Employee Director ceases to be a member of the Board by reason of death or total disability and has served as a director for at least 12 continuous months since the date of the grant, the Option will become immediately exercisable in full (i.e. fully vested) and shall remain exercisable until the earlier of the expiration of three years from the death or disability or the remaining term of the Option, and (ii) if the Non-Employee Director ceases to be a member of the Board for any other reason, the Option will remain exercisable to the extent that it was exercisable (i.e. only to the extent already vested) on the date such Non-Employee Director ceased to be a member of the Board until the earlier of the expiration of one year or the remaining term of the Option.
10. Amendment of the Plan
     This Plan may be terminated or amended by the Board of Directors as it deems advisable. However, an amendment revising the price, date of exercisability, option period of, or amount of shares under an option shall not be made more frequently than every six months unless necessary to comply with applicable laws or regulations. Unless approved by the Company’s stockholders, no adjustments or reduction of the exercise price of any outstanding option shall be made directly or by cancellation of outstanding Option and the subsequent regranting of Option at a lower price to the same individual. No amendment may revoke or alter in a manner unfavorable to the grantees any Option then outstanding, nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”), or any other requirement of applicable law or regulation.

11. Duration
     This Plan shall be valid until discontinued or terminated by the Board of Directors.
12. Transferability
     Except as approved by the Board of Directors, an option granted under this Plan shall not be exercisable during the grantee’s lifetime by anyone other than the grantee, the grantee’s legal guardian or the grantee’s legal representative, and shall not be transferable other than by will or by the laws of descent and distribution. The Board of Directors may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.
13. Compliance with SEC Regulations
     It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 of the Act, and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.
14. Limitation of Rights
     (a) No Right to Continue as a Director. Neither this Plan, nor the granting of an option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.
     (b) No Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a stock certificate therefore. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued.
15. Governing Law
     This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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